                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             ____________________

                                  FORM 8-K/A

                                AMENDMENT No. 1

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                      __________________________________


                                 July 22, 1999
                                --------------
                                Date of Report


                         DOLLAR FINANCIAL GROUP, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)


       New York                      333-18221                 13-2997911
(State or Other Jurisdiction        (Commission               (IRS Employer
   of Incorporation)                File Number)          Identification Number)


       1436 Lancaster Avenue, Suite 210, Berwyn, Pennsylvania 19312-1288
          (Address of principal executive offices)      (zip code)


                                (610) 296-3400
                                --------------
              Registrant's telephone number, including area code

This Amendment No. 1 ("Amendment") amends and restates in their entirety Item 2 and Item 7 of the Current Report on Form 8-K of Dollar Financial Group, Inc. (the "Company"), as filed with the Securities and Exchange Commission on July 22, 1999.

Item 2.   Acquisition or Disposition of Assets

          On July 7, 1999, Dollar Financial Group, Inc. ("Company") and Dollar Financial U.K. Limited, an indirect subsidiary of the Company, entered into an Agreement for the sale and purchase of shares with Luke Johnson and others, to acquire all of the outstanding shares of Cash A Cheque Holdings Great Britain Limited ("CAC"), which operates 44 company owned stores in the United Kingdom. The aggregate purchase price for this acquisition was approximately $12.5 million and was funded through excess internal cash and the Company's revolving credit facility.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired.

               The following consolidated financial statements of CAC are attached hereto and made a part hereof:

                 (1)  Auditors' Report for the year ended December 31, 1998

                 (2) Consolidated Profit and Loss Accounts for the years ended December 31, 1998 and 1997.

                 (3)  Consolidated Balance Sheets as of December 31, 1998 and
                      1997.

                 (4) Consolidated Cash Flow Statements for the years ended December 31, 1998 and 1997.

                 (5) Notes Forming Part of the Consolidated Financial Statements for the years ended December 31, 1998 and 1997.

                 (6) Interim Unaudited Consolidated Profit and Loss Accounts for the nine months ended March 31, 1999 and 1998.

                 (7) Interim Unaudited Consolidated Balance Sheet as of March 31, 1999.

                 (8) Interim Unaudited Consolidated Cash Flow Statements for the nine months ended March 31, 1999 and 1998.

                 (9) Notes Forming Part of the Interim Unaudited Consolidated Financial Statements for the nine months ended March 31, 1999 and 1998.

          (b)  Pro Forma Financial Information.

               The following unaudited condensed consolidated pro forma financial statements of the Company, reflecting the acquisitions of CAC and previous acquisitions in the current fiscal year, are attached hereto and made a part hereof:

               (i) Unaudited Condensed Consolidated Pro Forma Balance Sheet as of March 31, 1999.

               (ii) Unaudited Condensed Consolidated Pro Forma Statement of Operations for the nine months ended March 31, 1999.

               (iii) Unaudited Condensed Consolidated Pro Forma Statement of Operations for the year ended June 30, 1998.

               (iv) Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

          (a)  Exhibits

               10.26 Agreement for the sale and purchase of shares in Cash A Cheque Holdings Great Britain Limited between Luke Johnson and others, Dollar Financial UK, Limited and Dollar Financial Group, Inc.

                                   SIGNATURE

     Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 20, 1999.

                                       DOLLAR FINANCIAL GROUP, INC.
                                       a New York corporation



                                       By:   /s/ Richard S. Dorfman
                                             ----------------------
                                       Name:  Richard S. Dorfman
                                       Title: Executive Vice President and
                                               Chief Financial Officer

Cash A Cheque Holdings Great Britain plc

Report and financial statements for the period ended 31 December 1998
--------------------------------------------------------------------------------

Contents

          Directors

Page:

 2        Chairman's statement

 3        Report of the directors

 5        Statement of directors' responsibilities

 6        Report of the auditors

 7        Consolidated profit and loss account

 8        Consolidated balance sheet

 9        Company balance sheet

 10       Consolidated cash flow statement

 11       Notes forming part of the financial statements

 31       Notice of meeting

--------------------------------------------------------------------------------

Directors                                     Secretary and registered office
Luke Johnson, Chairman                        Ian Salkeld
Paul May, Managing Director                   1&2 Regent Square
Gordon McLure                                 Northampton
Terence Norris                                NN1 2NQ
Beverley Ripley
Ian Salkeld
Nicholas Cornwell

Auditors                                      Company number
BDO Stoy Hayward                              03449905
8 Baker Street
London
W1M 1DA

Cash A Cheque Holdings Great Britain plc

Chairman's statement
--------------------------------------------------------------------------------

   I joined the Board as Chairman in July 1998 and it is particularly pleasing to report on a period of significant progress, both strategically and financially.

   Cash A Cheque Holdings Great Britain plc is a holding company formed to acquire Cash A Cheque (GB) Limited, which acquisition was completed on 20 October 1997. These accounts reflect the trading of the group for the year to 31 December 1998; the comparatives are the trading of Cash A Cheque (GB) Limited for the year to 31 December 1997 on the basis of merger accounting.

Results

   The results set out on page 7 show substantial growth for the group during the year with turnover of some (Pounds)3.1 million, being a 125% increase from 1997.

   Pre-tax profit of (Pounds)802,000 was achieved, representing a 60% increase over 1997.

   During 1998 a significant expansion programme has been undertaken and the number of stores has grown fourfold in the year to 31 December 1998.

   Shareholders' funds have grown to (Pounds)2.5 million following the (Pounds)1 million equity injection at the time of the acquisition of Cash A Cheque (GB) Limited and a subsequent (Pounds)0.5 million subscription during 1998, as well as from (Pounds)0.6 million of reserves retained for the period.

   No dividend is proposed.

   The group has significant cash resources and the balance sheet was substantially ungeared at 31 December 1998.

Acquisition

   The acquisition during 1998 of A E Osborne & Sons Limited, a long established pawnbroker based in Northampton, has brought significant expertise in pawnbroking and we have commenced the introduction of pawnbroking throughout our stores.

Outlook

   The group continues to trade profitably and continues to seek profitable expansion opportunities.

Staff

   I would like to take this opportunity to thank all members of staff for their contributions to the successful growth of the group during the year.



Luke Johnson
Chairman

Cash A Cheque Holdings Great Britain plc

Report of the directors for the period ended 31 December 1998
________________________________________________________________________________

   The directors present their report together with the audited financial statements for the period ended 31 December 1998. The company was incorporated on 14 October 1997 and commenced trading on 1 January 1998.

   The financial statements reflect the trading of all group companies for the year ended 31 December 1998.

   On 20 October 1997 the company acquired Cash A Cheque (GB) Limited by way of a share for share exchange, merging the companies into a single group. The comparative figures for 1997 comprise the results of Cash A Cheque (GB) Limited for the year ended 31 December 1997 on the basis of merger accounting.


Results and dividends

   The results of the group for the year are set out on page 7 and show a profit before tax of (Pounds)802,000.

   No dividend is proposed.
   .

Principal activities, review of business and future developments

   The principal activity of the group is that of cheque encashment. In addition the group provides pawnbroking and other financial services as well as the retailing of jewellery and other items.


Events since 31 December 1998

   On 25 February 1999 the group acquired 100% of the assets and business of a former trading partner, for (Pounds)110,000 (including costs).


Market value of land and buildings

   The freehold buildings have been valued at market value as at 16 July 1998.


Year 2000 and the Euro

   The company has carried out a detailed assessment of the impact of the year 2000 problem on the business and operations. A detailed plan to address the issue has been prepared. The costs of upgrading software are not expected to be material. The directors are satisfied that the European adoption of the Euro will have no impact on the group's systems at present.


Charitable and political contributions

   During the period the group made no charitable or political contributions.

Cash A Cheque Holdings Great Britain plc

--------------------------------------------------------------------------------

Creditor payment policy

   It is the group's policy to pay suppliers in accordance with their agreed terms and conditions. Such terms and conditions are agreed in advance of each transaction type and the group aims to comply with such terms once the satisfactory performance of service or receipt of goods is achieved. The weighted average of trade creditors at the year end was 33 days.


Directors

   The directors of the company since incorporation and their beneficial interests (unless otherwise stated) in the ordinary share capital of the company and in options to purchase such shares were as follows:

                                                     A Ordinary shares of 10p each     B Ordinary shares of 10p each
                                                           31 December 1998                   31 December 1998
                                                            Options           Shares               Shares

       N G Cornwell (Appointed 20 October 1997)              24,154           333,333             74,074
       L Johnson (Appointed 10 July 1998)                    48,309           115,942                Nil
       P E May (Appointed 14 October 1997)                   24,154           275,334             74,074
       G S D McLure (Appointed 20 October 1997)              24,154           294,691             74,074
       T J Norris (Appointed 20 October 1997)                24,154            96,088                Nil
       B W D Ripley (Appointed 20 October 1997)              24,154            96,088                Nil
       I Salkeld (Appointed 20 October 1997)                 24,154           109,662                Nil
       C J Vaughan (Appointed 14 October 1997;                  Nil               Nil                Nil
                   Resigned 20 October 1997)

       No director has any interest in the shares of any of the subsidiary companies.

       No options lapsed in the year. Further details of the directors' share options are shown in note 19.

 Auditors

       Morton Thornton resigned as auditors on 15 February 1999 and BDO Stoy Hayward were appointed in their stead. They have expressed their willingness to continue in office and a resolution to re-appoint them will be proposed at the annual general meeting.



 By order of the Board


 Ian Salkeld
 Secretary

Cash A Cheque Holdings Great Britain plc

Statement of directors' responsibilities
--------------------------------------------------------------------------------

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and the group and of the profit or loss of the company and the group for that period. In preparing those financial statements, the directors are required to:

     . select suitable accounting policies and then apply them consistently;

     . make judgements and estimates that are reasonable and prudent;

     . state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

     . prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and the group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Cash A Cheque Holdings Great Britain plc

Report of the auditors
--------------------------------------------------------------------------------

To the shareholders of Cash A Cheque Holdings Great Britain plc


     We have audited the financial statements on pages 7 to 30 which have been prepared under the accounting policies set out on pages 11 to 13.

     Respective responsibilities of directors and auditors

     As described on page 5 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

     Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

     Opinion

     In our opinion the financial statements give a true and fair view of the state of affairs of the company and the group at 31 December 1998 and of the profit of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



     BDO STOY HAYWARD
     Chartered Accountants
     and Registered Auditors
     London

Cheque Holdings Great Britain plc

Auditors' Report

-------------------------------------------------------------------------------

To the members of Cash A Cheque Holdings Great Britain plc


     We have audited the financial statements on page 5 to 15 which have been prepared under the historical cost convention and the accounting policies set out on page 7.

     Respective responsibilities of directors and auditors

     As described on page 3, the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

     Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

     Opinion

     In our opinion the financial statements give a true and fair view of the state of affairs of the company and the group at 31 December 1997 and of the profit of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



                                                    Morton Thornton
                                                    Chartered Accountants
                                                    Registered Auditors
                                                    Torrington House
                                                    47 Holywell Hill
                                                    St Albans
     29th April 1998                                Herts  ALI iHD

Cash A Cheque Holdings Great Britain plc

Consolidated profit and loss account for the year ended 31 December 1998
--------------------------------------------------------------------------------


                                                          1998          1998              1998           1997
                                                                    Acquisition           Total          Total
                                           Note      (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000

Turnover                                     2               2943            128           3071           1364
Cost of sales                                                   -            (32)           (32)             -
                                                            -----           ----   ------------   ------------

Gross profit                                                 2943             96           3039           1364

Distribution expenses                                        (298)            (2)          (300)          (127)
Administrative expenses                                     (1988)           (70)         (2058)          (744)
                                                            -----           ----   ------------   ------------

Operating profit                             3                657             24            681            493
Profit on disposal of fixed assets                              3              -              3              -
                                                            -----           ----   ------------   ------------
Profit on ordinary activities
 before interest and other                                    666             24            684            493
 income                                                   -------        -------

Income from interests in
 associated undertakings                                                                     41              -
Income from other investments                6                                               57              -
Interest receivable                                                                          43             20
Interest payable and similar charges         7                                              (23)           (11)
                                                                                   ------------   ------------
Profit on ordinary activities
 before taxation                             2                                              802            502

Taxation on profit from
 ordinary activities                         8                                             (159)          (155)
                                                                                   ------------   ------------

Profit for the financial year                                                               643            347

Dividends                                    9                                                -           (122)
                                                                                   ------------   ------------

Retained profit                             20                                              643            225
                                                                                   ============   ============



Movements in reserves are set out in note 20.

The group has made no recognised gains and losses other than those included in the profit and loss account above and therefore no separate statement of total recognised gains and losses has been presented.



The notes on pages 11 to 30 form part of these financial statements.

Cash A Cheque Holdings Great Britain plc

Consolidated balance sheet at 31 December 1998
--------------------------------------------------------------------------------

                                                                1998                            1997
                                         Note          (Pounds)'000  (Pounds)'000   (Pounds)'000   (Pounds)'000

Fixed assets
  Intangible assets                       11                                    28                             6
  Tangible assets                         12                                  1031                           243
  Investments                             13                                    46                             -
                                                                            ------                          ----
                                                                              1105                           249
Current assets
  Stocks                                  14                     82                           11
  Debtors                                 15                    882                          105
  Cash at bank and in hand                                     1478                         1432
                                                               ----                         ----

                                                               2442                         1548

Creditors: amounts falling due
 within one year                          16                   (938)                        (527)
                                                               ----                         ----

Net current assets                                                            1504                          1021
                                                                              ----                  ------------


Total assets less current liabilities                                         2609                          1270

Creditors: amounts falling due
 after more than one year                 17                   (127)                         (50)

Provision for liabilities and charges     18                      -                            -
                                                               ----                         ----
                                                                              (127)                          (50)
                                                                              ----                  ------------

                                                                              2482                          1220
                                                                              ====                  ============

Capital and reserves
  Called up share capital                 19                                   246                           222
  Share premium account                   20                                  1377                           782
  Profit and loss account                 20                                   859                           216
                                                                              ----                  ------------

Shareholders' funds- equity               21                                  2482                          1220
                                                                              ====                  ============

The financial statements were approved by the Board on 11 May 1999


Ian Salkeld
Director

The notes on pages 11 to 30 form part of these financial statements.

Cash A Cheque Holdings Great Britain plc

Company balance sheet at 31 December 1998
--------------------------------------------------------------------------------


                                     Note                                              1998
                                                                                      (Pounds)'000                    (Pounds)'000
Fixed assets
  Tangible assets                      12                                                                                       85
  Investments                          13                                                                                      451

Current assets
  Debtors                              15                                                     1199
  Cash at bank and in hand                                                                     281
                                                                                              ----
                                                                                              1480

Creditors: amounts falling due
 within one year                       16                                                     (199)
                                                                                              ----

Net current assets                                                                                                            1281
                                                                                                                              ----
Total assets less current
 liabilities                                                                                                                  1817
Creditors: amounts falling due
after more than one year               17                                                                                      (21)

                                                                                                                          --------
                                                                                                                              1796
                                                                                                                          ========

Capital and reserves
  Called up share capital              19                                                                                      246
  Share premium account                20                                                                                     1377
  Profit and loss account              20                                                                                      173
                                                                                                                           -------
Shareholders' funds-equity             21                                                                                     1796
                                                                                                                           =======


The financial statements were approved by the Board on 11 May 1999



Ian Salkeld
Director


The notes on pages 11 to 30 form part of these financial statements.

Cash A Cheque Holdings Great Britain plc

Consolidated cash flow statement for the year ended 31 December 1998
--------------------------------------------------------------------------------


                                                           Note                  1998                         1997
                                                                      (Pounds)'000  (Pounds)'000   (Pounds)'000   (Pounds)'000

Net cash inflow from operating activities                    25                              224                           532

Returns on investments and
 servicing of finance
  Interest received                                                             43                           20
  Income from other investments                                                 57                            -
  Interest paid                                                                 (6)                         (10)
  Interest element of finance lease rental payments                            (17)                          (1)
                                                                              ----                         ----

Net cash inflow from returns on
 investment and servicing of finance                                                          77                             9

Taxation
  UK corporation tax                                                                          (1)                          (62)

Capital expenditure and fixed asset investments
  Purchase of tangible fixed assets                                           (630)                        (196)
  Sale of tangible fixed assets                                                  8                            -
  Fixed asset investments                                                       (6)                          (6)
                                                                              ----                         -----

                                                                              (628)                        (202)

Acquisitions and disposals
  Purchase of subsidiary undertaking                         23               (132)                           -
                                                                              ----                         ----

Net cash outflow from investing activities                                                  (760)                         (202)
                                                                                            ----                          ----

Net cash (outflow)/inflow before financing                                                  (460)                          277

Financing
  Issue of ordinary shares                                                     500                         1000
  Costs of issue of ordinary shares                                             (1)                        (118)
  Bank Loans                                                                    (1)                          63
  Other loans                                                                    -                         (226)
  Capital element of finance lease
   rental repayments                                                           (52)                          (4)
                                                                              ----                         ----

Net cash (outflow)/inflow from financing                                                     446                           715
                                                                                            ----                          ----

Increase in cash                                             26                              (14)                          992
                                                                                            ====                          ====



The notes on pages 11 to 30 form part of these financial statements.

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December
-----------------------------------------------------------------------------
1998
----

1    Accounting policies

         The financial statements have been prepared under the historical cost convention, as modified by the revaluation of land and buildings, and are in accordance with applicable accounting standards.

         The principal accounting policies are:

         Basis of consolidation

            The consolidated financial statements incorporate the results of Cash A Cheque Holdings Great Britain plc and all of its subsidiary and associated undertakings as at 31 December 1998 using the acquisition or merger method of accounting as required. Where the acquisition method is used, the results of subsidiary undertakings are included from the date of acquisition.

         Merger accounting

            Where merger accounting is used, the investment is recorded in the company's balance sheet at the nominal value of the shares issued together with the fair value of any additional consideration paid.

            In the group financial statements, merged subsidiary undertakings are treated as if they had always been a member of the group. The results of such a subsidiary are included for the whole period in the year it joins the group. The corresponding figures for the previous year include its results for that period, the assets and liabilities at the previous balance sheet date and the shares issued by the company as consideration as if they had always been in issue. Any difference between the nominal value of the shares acquired by the company and those issued by the company to acquire them is taken to reserves.


            On 20 October 1997 the company acquired Cash A Cheque (GB) Limited by way of a share for share exchange, merging the companies into a single group. The comparative figures for 1997 comprise the results of Cash A Cheque (GB) Limited for the year ended 31 December 1997 on the basis of merger accounting.

         Goodwill

            Goodwill arising on an acquisition of a subsidiary undertaking is the difference between the fair value of the consideration paid and the fair value of the assets and liabilities acquired. It is amortised through the profit and loss account over the directors' estimate of its useful economic life which ranges from 7 to 20 years.

         Associated undertakings

            A company is treated as an associated undertaking when the parent company holds a substantial interest in it for the long term and exercises significant influence over its operating and financial policy decisions.

            The company's interest in its associated undertakings are accounted for under the equity method of accounting. The company's share of the results of associated undertakings is included in the consolidated profit and loss account and its investment in associated undertakings is included in the consolidated balance sheet based on the company's share of the net assets, any premium or discount

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December
-----------------------------------------------------------------------------
1998 (Continued)
----------------

1    Accounting policies (Continued)

         Associated undertakings (Continued)

            arising on acquisition and any amounts written off. Any premium on acquisition is dealt with under the company's policy for goodwill.

         Joint ventures

            Unincorporated joint ventures and shares in partnerships are included in the group financial statements by proportionately consolidating the company's share of assets, liabilities, profits and losses.

         Turnover

            Turnover represents the amount derived from the provision of goods and services to external customers less value added tax or local taxes on sales.

         Revaluation of land and buildings

            Freehold and long leasehold land and buildings are revalued to market value at intervals not exceeding five years.

            The profit or loss on disposal of revalued properties is calculated by reference to net book value and any realised revaluation surplus is transferred to the profit and loss account through reserves.

         Depreciation

            Depreciation is provided to write off the cost or valuation, less estimated residual values, of all tangible fixed assets, except for investment properties, freehold land and certain buildings, evenly over their expected useful lives. It is calculated at the following rates:

              Improvements to short leasehold          -    15% per annum
              Motor vehicles                           -    25% per annum
              Computers                                -    33.3% per annum
              Fixtures and fittings                    -    15% per annum

            It is the company's practice to maintain certain freehold buildings in a continual state of sound repair. Accordingly, the directors consider that the lives of these assets and their residual values, based on prices prevailing at the time of their acquisition or subsequent revaluation, are such that their depreciation would not be material. Provision will be made should any permanent diminution in value of these properties occur.

         Pre opening costs

            Pre opening costs are written off over the first twelve months following the opening of an outlet. Pre opening costs include launch marketing, advertising and promotions and staff and utility costs.

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December
-----------------------------------------------------------------------------
1998 (Continued)
----------------

1    Accounting policies (Continued)

         Valuation of investments

            Investments held as fixed assets are stated at cost less any provision for a permanent diminution in value.

         Stocks

            Stocks are valued at the lower of cost and net realisable value. Cost is calculated as follows:

              Raw materials                          -    cost of purchase on
                                                          first in, first out
                                                          basis
              Work in progress and finished goods    -    cost of raw materials
                                                          and labour together
                                                          with attributable
                                                          overheads

            Net realisable value is based on estimated selling price less further costs to completion and disposal.

         Finance costs

            Finance costs associated with the issue of debt are carried forward and charged to profit over the term of the debt so that the amount charged is at a constant rate on the carrying amount.

         Deferred taxation

            Provision is made for timing differences between the treatment of certain items for taxation and accounting purposes to the extent that it is probable that a liability or asset will crystallise.

         Leased assets

            Where assets are financed by leasing agreements that give rights approximating to ownership (finance leases), the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable over the term of the lease. The corresponding leasing commitments are shown as amounts payable to the lessor. Depreciation on the relevant assets is charged to the profit and loss account.

            Lease payments are analysed between capital and interest components. The interest element of the payment is charged to the profit and loss account over the period of the lease and is calculated so that it represents a constant proportion of the balances of capital repayments outstanding. The capital element reduces the amounts payable to the lessor. All other leases are treated as operating leases. Their annual rentals are charged to the profit and loss account on a straight line basis over the term of the lease.

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December
-----------------------------------------------------------------------------
1998 (Continued)
----------------

2    Turnover, profit and net assets
                                                     Turnover                Pre-tax profit                Net assets
                                                1998         1997          1998          1997          1998          1997
                                            (Pounds)'000 (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
         Analysis by class of business:

         Financial Services                      3012         1364           795           502          2436          1220
         Product sales                             59            -             7             -            46             -
                                              -------      -------       -------       -------       -------       -------

                                                 3071         1364           802           502          2482          1220
                                              =======      =======       =======       =======       =======       =======

         Analysis by geographical market: All turnover, pre-tax profit and net assets relate to activity in the United Kingdom.


3    Operating profit
                                                                                                  1998            1997
                                                                                               (Pounds)'000    (Pounds)'000
         This is arrived at after charging:

            Depreciation                                                                             172              52
            Amortisation of goodwill                                                                   1               -
            Auditors' remuneration   - audit services                                                 22               4
            Operating leases                                                                         199              68
                                                                                                 =======         =======

         Depreciation includes(Pounds)73,000 (1997-(Pounds)3,000) charged on assets held under finance leases and hire purchase contracts.

4    Employees

         The average monthly number of employees of the group during the period, excluding executive directors, was 78 (1997- 18).

         Staff costs for all employees, excluding executive directors, consist of:

                                                                                                  1998            1997
                                                                                              (Pounds)'000     (Pounds)'000
            Wages and salaries                                                                       801             252
            Social security costs                                                                     71              22
                                                                                                 _______         _______
                                                                                                       -

                                                                                                     872             274
                                                                                                 =======         =======

         Further wages costs of (Pounds)10,000 were classified as pre opening costs (1997 (Pounds)nil).

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December
-----------------------------------------------------------------------------
1998 (Continued)
----------------

5    Directors
                                                                                               1998             1997
         (Pounds)'000                                                                               (Pounds)'000
         Emoluments:
            Salaries and taxable benefits                                                          218              86
            Fees                                                                                     9               -
                                                                                               -------         -------

                                                                                                   227              86
                                                                                               =======         =======

                                                                                                1998             1997
         (Pounds)'000                                                                                (Pounds)'000
         Emoluments:
            Highest paid director                                                                   64              38
                                                                                               =======         =======

6    Income from other investments
                                                                                                   1998           1997
                                                                                               (Pounds)'000   (Pounds)'000
         Income from fixed asset investments                                                          36               -
         Other                                                                                        21               -
                                                                                                 -------         -------

                                                                                                      57               -
                                                                                                 =======         =======

7    Interest payable and similar charges
                                                                                                  1998             1997
                                                                                              (Pounds)'000     (Pounds)'000
         Loans repayable wholly or in part within five years                                           6              10
         Interest on finance leases                                                                   17               1
                                                                                                 -------         -------

                                                                                                      23              11
                                                                                                 =======         =======

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December
-----------------------------------------------------------------------------
1998 (Continued)
----------------

8    Taxation on profit from ordinary activities
                                                                                                   1998           1997
                                                                                               (Pounds)'000   (Pounds)'000
         UK corporation tax at 31% (1997 31%)                                                        159             155
                                                                                                 =======         =======

         The tax charge for the year has been reduced due to the availability of accelerated capital allowances, for which no deferred tax has been provided.

9    Dividends

                                                                                                  1998           1997
                                                                                              (Pounds)'000    (Pounds)'000
         No dividend is proposed (1997-(Pounds)122.1222 per A ordinary share).                         -             122
                                                                                                 =======         =======

10   Profit for the financial year

         The company has taken advantage of the exemption allowed under section 230 of the Companies Act 1985 and has not presented its own profit and loss account in these financial statements. The group profit for the period includes a profit after tax of (Pounds)173,000, which is dealt with in the financial statements of the parent company.

11   Intangible assets

         Group                                                                                                  Goodwill
                                                                                                              (Pounds)'000
         Cost
            At 1 January 1998                                                                                          6
            Additions                                                                                                 23
                                                                                                                 -------

            At 31 December 1998                                                                                       29
                                                                                                                 -------
         Amortisation
            At 1 January 1998                                                                                          -
            Provision for year                                                                                         1
                                                                                                                 -------

            At 31 December 1998                                                                                        1
                                                                                                                 -------
         Net book value

            At 31 December 1998                                                                                       28
                                                                                                                 =======

            At 31 December 1997                                                                                        6
                                                                                                                 =======

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December
-----------------------------------------------------------------------------
1998 (Continued)
----------------

11   Intangible assets (Continued)

         On 16 July 1998 the company acquired 100% of the share capital of A E Osborne & Sons Limited. Details of the consideration and net assets acquired are shown in note 23. Goodwill of (Pounds)17,000 arose on the acquisition.

         In addition(Pounds)6,000 was paid for part of the business of a trading partner. No tangible assets were acquired.

12   Tangible assets

                                                           Improvements     Fixtures
         Group                                               to short         and           Motor
                                                Freehold     leasehold      fittings      vehicles     Computers       Total
                                              (Pounds)'000 (Pounds)'000   (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
         Cost or valuation

            At 1 January 1998                          -             25           150            22           132           329
            Additions                                  -            120           497            29           185           831
            Subsidiary undertaking acquired           95              -            27            29            19           170
            Disposals                                  -              -             -           (11)            -           (11)
                                                   -----           -----        -----         -----         -----         -----

            At 31 December 1998                       95             145          674            69           336          1319
                                                   -----           -----        -----         -----         -----         -----

         Depreciation

            At 1 January 1998                          -               1           22             6            56            85
            Provision for year                         -              14           72            13            73           172
            Subsidiary undertaking acquired            -               -           19             1            17            37
            Disposals                                  -               -            -            (6)            -            (6)
                                                   -----           -----        -----         -----         -----         -----

            At 31 December 1998                        -              15          113            14           146           288
                                                   -----           -----        -----         -----         -----         -----


         Net book value

            At 31 December 1998                       95             130          561            55           190          1031
                                                   =====           =====        =====         =====         =====         =====

            At 31 December 1997                        -              24          128            16            75           243
                                                   =====           =====        =====         =====         =====         =====

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December
-----------------------------------------------------------------------------
1998 (Continued)
----------------

12   Tangible assets (Continued)

                                                                Fixtures
            Company                                               and           Motor
                                                                fittings       vehicles      Computers        Total
                                                              (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000
         Cost or valuation
            At 1 January 1998                                          -              -              -              -
            Additions                                                  2             29             68             99
            Disposals                                                  -              -              -              -
                                                                  -------        -------        -------        -------

            At 31 December 1998                                        2             29             68             99
                                                                  -------        -------        -------        -------

         Depreciation
            At 1 January 1998                                          -              -              -              -
            Provision for year                                         -              5              9             14
            Disposals                                                  -              -              -              -
                                                                  -------        -------        -------        -------

            At 31 December 1998                                        -              5              9             14
                                                                  -------        -------        -------        -------

         Net book value

            At 31 December 1998                                        2             24             59             85
                                                                  =======        =======        =======        =======

            At 31 December 1997                                        -              -              -              -
                                                                  =======        =======        =======        =======

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)

-----------------------------------------------------------------------------

12    Tangible assets (Continued)

         Freehold Land and buildings are stated at:

                                                                                                     1998            1997

                                                                                             (pounds)'000    (pounds)'000
            Open market value    - 1998                                                                95               -

                                                                                             ============    ============

         The historical cost of freehold land and buildings is:


            Historical cost net book value                                                             20               -
                                                                                             ============    ============

         Commitments for capital expenditure

            Contracted but not provided for                                                             -               -

                                                                                             ============    ============

         The group's freehold land and buildings, which are in the ownership of A E Osborne & Sons Limited, were revalued as at the date of acquisition (see note 23) by Jackson-Stops & Staff, Chartered Surveyors, at open market value. The surplus arising of (pounds)75,000 (company- (pounds)Nil) has been credited to the revaluation reserve in the accounts of A E Osborne & Sons Limited. All other tangible assets are stated at historical cost.

         The net book value of tangible fixed assets for the group includes an amount of (pounds)111,000 (1997 - (pounds)4,000) in respect of assets held under finance leases and hire purchase contracts. The company had (pounds)8,000 (1997 - (pounds)Nil) assets held under such leases at the period end.

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)

-----------------------------------------------------------------------------

13    Fixed asset investments

      Group

         During the year an agreement was entered into with a former associate company, Cash A Cheque (South) Limited, whereby the group is entitled to receive a % commission on turnover. The group holds 25.1% of the ordinary shares of the investment. However, the group does not have significant influence over the operations of Cash A Cheque (South) Limited and, accordingly, the investment has been shown as a trade investment. The investment is recorded at the value to the group at the date the company ceased to be an associate.

         The aggregate capital and reserves of the undertaking at its year end, 31 December 1998, were(pounds)102,000 and the company made a profit before tax for the year of(pounds)111,000.

      Company
                                                                                                                   1998
                                                                                                                   (pounds)000
         Cost

         Additions in period
            Cash A Cheque (GB) Limited                                                                                     122
            Cash A Cheque Great Britain Limited                                                                            100
            A E Osborne & Sons Limited                                                                                     229
            C C Financial Services Limited                                                                                   -
                                                                                                                   -----------

         At 31 December 1998                                                                                               451

                                                                                                                   ===========

         The following were subsidiary undertakings at 31 December 1998 and have all been included in the consolidated financial statements:

                                                                       Proportion of
                                               Country of              voting rights
                                              incorporation             and ordinary
            Name                             or registration         share capital held        Nature of business
      Cash A Cheque (GB) Limited                     England                        100%       Commission agents
      Cash A Cheque Great Britain Limited            England                        100%       Commission agents
      A E Osborne & Sons Limited                     England                        100%       Pawnbroking
      C C Financial Services Limited                 England                        100%       Dormant

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)

-----------------------------------------------------------------------------

14    Stocks

                                                                                     1998           1997            1998
                                                                              (pounds)'000    (pounds)'000     (pounds)'000
         Brochures and stationery                                                      36             11               -
         Finished goods and goods held for resale                                      46              -
                                                                              -----------    -----------     -----------

                                                                                       82             11               -

                                                                              ===========    ===========     ===========

15    Debtors
                                                                                         Group                   Company
                                                                                     1998           1997            1998
                                                                             (pounds)'000    (pounds)'000     (pounds)'000

         Trade debtors                                                                553              64                -
         Amounts due from group undertakings                                            -               -             1197
         Prepayments and accrued income                                               106              12                2
         Other debtors                                                                223              29                -

                                                                             ------------     -----------      -----------

                                                                                      882             105             1199

                                                                             ============     ===========      ===========

         All amounts fall due for payment within one year.


16    Creditors: amounts falling due within one year

                                                                                 Group                   Company
                                                                                     1998           1997            1998
                                                                             (pounds)'000   (pounds)'000    (pounds)'000
         Bank loans and overdrafts (secured) (see note 17)                            120             47              18
         Trade creditors                                                              112             50              10
         Amounts due to group undertakings                                              -              -             106
         Other creditors                                                              161            181               -
         Tax and social security creditor                                              39             14              12
         Corporation tax                                                              312            154               -
         Obligations under finance leases
         and hire purchase contracts                                                   62              4               7
         Accruals and deferred income                                                 132             77              46

                                                                             ------------   ------------    ------------

                                                                                      938            527             199

                                                                             ============   ============    ============

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)

-----------------------------------------------------------------------------

17 Creditors: amounts falling due after more than one year

                                                                                         Group                   Company
                                                                                     1998           1997            1998
                                                                             (pounds)'000    (pounds)'000    (pounds)'000
         Bank Loans                                                                    36              50               -
         Obligations under finance leases
         and hire purchase contracts                                                   91               -              21

                                                                             ------------    ------------    ------------

                                                                                      127              50              21

                                                                             ============    ============    ============

         The bank loans and  overdrafts  attract  interest at commercial  rates and are secured by a floating  charge over the assets of the group and the company.

         Bank loans are due as follows:                                                  Group                   Company
                                                                                     1998           1997            1998
                                                                             (pounds)'000   (pounds)'000    (pounds)'000

            Within one to two years                                                    26             13               -
            Within two to five years                                                   36             37               -

                                                                             ------------   ------------    ------------

                                                                                       62             50               -

                                                                             ============   ============    ============


      Obligations under finance leases and hire purchase contracts are due as follows:

                                                                                         Group                   Company
                                                                                     1998           1997            1998
                                                                             (pounds)'000   (pounds)'000    (pounds)'000

            Within one to two years                                                    62              -               8
            Within two to five years                                                   29              -              13

                                                                             ------------   ------------    ------------

                                                                                       91              -              21

                                                                             ============   ============    ============

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)

-----------------------------------------------------------------------------

18    Provisions for liabilities and charges

         Deferred taxation
                                                                        Unprovided                      Provided
                                                                     1998            1997           1998            1997
                                                              (pounds)'000    (pounds)'000   (pounds)'000    (pounds)'000
         Group

            Capital allowances                                          73               6              -               -
                                                              ============    ============   ============    ============

                                                                Unprovided                       Provided
                                                                      1998                           1998
                                                              (pounds)'000                   (pounds)'000
         Company

            Capital allowances                                           2                              -
                                                              ============                   ============


         No provision has been made for any taxation that would arise if freehold property (see note 12) were to be sold at its current value (estimated potential liability (pounds)20,000).


19    Share capital

                                                                                                                  1998
                                                                                                          (pounds)'000
      Authorised
            2627778 A ordinary shares of 10p each                                                                  263
            222222 B ordinary shares of 10p each                                                                    22

                                                                                                           ===========
                                                                                                                   285
      The A and B ordinary shares rank pari-passu.                                                         ===========

                                                                                                                  1998
                                                                                                          (pounds)'000
      Allotted, called up and fully paid

            2239613 A ordinary shares of 10 p each                                                                 224
            222222  B ordinary shares of 10 p each                                                                  22
                                                                                                           ===========
                                                                                                                   246
                                                                                                           ===========

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)

------------------------------------------------------------------------------

19   Share capital (Continued)

     Ordinary shares of 10p each

                                                                      Number       (Pounds)'000
       In issue at 14 October 1997                                         2                  -
       Issued during the period                                      2461833                246
                                                                     -------       ------------

       In issue at 31 December 1998                                  2461835                246
                                                                     =======       ============

   Movements in period and reasons for share issue

                                                                  A Ordinary         B Ordinary

 Acquisition of Cash A Cheque (GB) Limited on 20 October 1997        2000000             222222
 Issued for cash on 21 July 1998                                      193237                  -
 Acquisition of A E Osborne & Sons Limited on 16 July 1998             46376                  -
                                                                     -------       ------------

                                                                     2239613             222222
                                                                     =======       ============

Share options

 At 31 December 1998 the following share options were outstanding in respect of the A ordinary shares:

                                                                     Exercise
     Date of           Number of                                    Price per
      grant             shares         Period of option               share

    21 July 1998        241546      5 years from date of grant    (Pounds)2.5875

 During the year no share options were exercised.

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)

-----------------------------------------------------------------------------
20  Reserves

                                               Share         Profit
                                              premium       and loss
                                              account       account
                                            (Pounds)'000  (Pounds)'000
    Group

      At 1 January 1998                              782           216
      Profit for the year                              -           643
      Arising on shares issued in year               595             -
                                            ------------  ------------

      At 31 December 1998                           1377           859
                                            ============  ============

    Company

      At 14 October 1997                               -             -
      Profit for the period                            -           173
      Arising on shares issued in period            1377             -
                                            ------------  ------------

      At 31 December 1998                           1377           173
                                            ============  ============

    The amount of unprovided deferred taxation relating to revaluation surpluses is shown in note 18.


21  Reconciliation of movements in shareholders' funds


                                                                        Group                   Company
                                                              1998               1997              1998
                                                              (Pounds)'000   (Pounds)'000  (Pounds)'000
    Issue of ordinary shares- nominal value                             24            222           246
    Share premium                                                      596            900          1496
    Costs of issue                                                      (1)          (118)         (119)
    Profit for the year                                                643            347           173
    Dividends                                                            -           (122)            -
                                                                   -------         ------        ------
    Net addition to shareholders' funds                               1262           1229          1796

    Opening shareholders' funds                                       1220             (9)            -
                                                                   -------         ------        ------
    Closing shareholders' funds                                       2482           1220          1796
                                                                   =======         ======        ======

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)

-----------------------------------------------------------------------------

22 Contingent liabilities

     The company has provided guarantees of loans and bank facilities of its UK subsidiary undertakings. At the period end the liabilities covered by these guarantees totalled (Pounds)139,000 (1997 - (Pounds)Nil).


23 Acquisitions

     Acquisition of A E Osborne & Sons Limited

     On 16 July 1998 the group acquired 100% of the share capital of A E Osborne & Sons Limited financed by cash of (Pounds)105,000 and the balance by the issue of ordinary shares.

     In calculating the goodwill arising on acquisition, net assets of (Pounds)212,000 have been assessed. They are comprised as follows;


                                               (Pounds)'000

     Fixed assets                                       134
     Stocks                                              46
     Debtors                                            171
     Cash                                                 8
     Creditors falling due within one year             (123)
     Creditors falling due after more than one year     (24)
                                                       ----

                                                        212
                                                       ====

     Fixed assets include property of (Pounds)95,000 which is valued after an adjustment to fair value of (Pounds)75,000 made at the date of acquisition.


                                               (Pounds)'000

    Cash consideration (including costs)                109
    Valuation of ordinary shares issued                 120
    Net assets acquired                                (212)
                                                       ----

    Goodwill arising on acquisition                      17
                                                       ====

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)

-----------------------------------------------------------------------------

23 Acquisitions (Continued)

     The results of A E Osborne & Sons Limited prior to its acquisition were as follows:

      Profit and loss account

                                                            6 February 1998 to       Year ended
                                                               15 July 1998       5 February 1998
                                                               (Pounds)'000         (Pounds)'000
      Turnover                                                          148                  311
                                                                     ------               ------

      Operating profit                                                   45                   44
      Net interest                                                       (3)                  (9)
                                                                     ------               ------

      Profit on ordinary activities before taxation                      42                   35
      Taxation on profit from ordinary activities                        (4)                  (8)
                                                                     ------               ------

      Profit for the period                                              38                   27
                                                                     ======               ======

   Statement of total recognised gains and losses

      Profit for the period                                              38                   27
      Unrealised profit on revaluation of properties                     75                    -
                                                                     ------               ------

      Total recognised gains and losses for the period                   113                  27
                                                                     =======              ======

   Cash flows

   The net outflow of cash arising from acquisitions was as follows:

                                                                                    (Pounds)'000
      Cash consideration, as above                                                           109
      Overdraft taken on less cash acquired                                                   23
                                                                                          ------

      Net outflow of cash                                                                    132
                                                                                          ======

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)

------------------------------------------------------------------------------

24 Commitments under operating leases

      As at 31 December 1998, the group had annual commitments under non-cancellable operating leases as set out below:

                                                  1998                        1997
                                        Land and                    Land and
                                       buildings       Other       buildings       Other
                                      (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000

      Operating leases which expire:
        Within one year                         34             -            12             -
        In two to five years                   246             -            56             -
        After five years                        54             -             -             -
                                      ------------  ------------  ------------  ------------

                                               334             -            68             -
                                      ============  ============  ============  ============

25 Reconciliation of operating profit to net cash inflow from operating activities

                                                     1998           1997
                                                 (Pounds)'000   (Pounds)'000

      Operating profit                                    681            493
      Depreciation                                        172             52
      Amortisation of pre opening costs                   102              -
      Amortisation of intangible assets                     1              -
      Decrease/(increase) in stocks                       (71)            (8)
      Decrease/(increase) in debtors                     (777)           (78)
      (Decrease)/increase in creditors                    116             73
                                                         ----           ----

      Net cash inflow from operating activities           224            532
                                                         ====           ====

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)
-----------------------------------------------------------------------------

26   Reconciliation of net cash flow to movement in net debt


                                                                                                 1998           1997
                                                                                             (Pounds)'000   (Pounds)'000
        Increase/(decrease) in cash in the year                                                       (14)           992
        Cash inflow from increase/(decrease) in debt and lease financing                               74            (59)
                                                                                                 --------        -------

        Change in net debt resulting from cash flows                                                   60            933
        Loans and finance leases acquired with subsidiary undertakings                                (45)             -
        New finance leases                                                                           (177)             -
                                                                                                 --------        -------

        Movement in net debt in year                                                                 (162)           933

        Net cash/(debt) at beginning of year                                                         1331            398
                                                                                                 --------        -------

        Net cash/(debt) at end of year                                                               1169           1331
                                                                                                 ========        =======

27   Analysis of net debt

                                                                   Cash             Acquired       Other
                                                      1997         flows       on acquisition     non cash          1998
                                                 (Pounds)'000   (Pounds)'000    (Pounds)'000     (Pounds)'000   (Pounds)'000
       Cash at bank and in hand                          1432             38               8                -           1478
       Overdrafts                                         (34)           (29)            (31)               -            (94)
                                                 ------------   ------------    ------------     ------------   ------------

                                                         1398              9             (23)               -           1384
                                                 ============   ============    ============     ============   ============

       Borrowings due after one year                      (50)            10              (9)              13            (36)
       Borrowings due within one year                     (13)            12             (12)             (13)           (26)
       Finance leases                                      (4)          (125)            (24)               -           (153)
                                                 ------------   ------------    ------------     ------------   ------------

                                                          (67)          (103)            (45)               -           (215)
                                                 ============   ============    ============     ============   ============

       Total                                             1331            (94)            (68)               -           1169
                                                 ============   ============    ============     ============   ============

Cash A Cheque Holdings Great Britain plc

Notes forming part of the financial statements for the year ended 31 December 1998 (Continued)

------------------------------------------------------------------------------

28  Cash flows relating to acquisitions and disposals

                                                            Acquisitions        Disposals
                                                            (Pounds)'000        (Pounds)'000
    Operating cash flows                                              11                   -
    Returns on investments and servicing of finance                   (2)                  -
    Taxation                                                          (8)                  -
    Financing                                                         25                   -
                                                            ------------        ------------

    Net cash inflow                                                   26                   -
                                                            ============        ============


29  Major non cash transactions

     During the period the group entered into finance lease arrangements in respect of assets with a total capital value at the inception of the leases of (Pounds)177,000 (1997-(Pounds)Nil).

30  Related party transactions

     During the year, the company entered into the following arrangements in which directors had an interest;

     Supply of services from M & C Electrical in which P E May had an interest- (Pounds)11,000 (1997 - (Pounds)16,000).
     Supply of services from Excel Insurance Services Limited in which P E May and G S D McLure had an interest -(Pounds)21,000 (1997 - (Pounds)Nil). Supply of services from Venex Limited in which P E May had an interest- (Pounds)2,000 (1997 - (Pounds)Nil).

     The following amounts in respect of the above were outstanding at 31 December 1998;

     M & C Electrical  -(Pounds)1,000 (1997 - (Pounds)Nil).
     Excel Insurance Services Limited -(Pounds)2,000 (1997 - (Pounds)Nil). Venex Limited -(Pounds)Nil

     In accordance with FRS8, no disclosure of transactions between group companies is required. As regards the company year end balances with group undertakings are disclosed within debtors and creditors as appropriate.


31  Events since 31 December 1998

     On 25 February 1999 the group acquired 100% of the assets and business of a former trading partner for (Pounds)110,000 (including costs).

     On 7 July 1999, the Company entered into an agreement for the sale and purchase of shares with Dollar Financial UK Limited, an United Kingdom corporation, and Dollar Financial Group, an United States corporation.

32 Differences between United Kingdom Generally Accepted Accounting Principles ("UK GAAP") and United States Generally Accepted Accounting Principles ("US GAAP")


     The accompanying financial statements have been prepared in accordance with UK GAAP, and are presented in British Pounds. The accounting policies of the Company comply, with all material aspects, with US GAAP as of 31 March, 1999 and therefore the financial results would not be materially different if prepared in accordance with US GAAP.

Cash A Cheque Holdings Great Britain plc

Notice of meeting

-----------------------------------------------------------------

Notice is hereby given that the annual general meeting of the shareholders of Cash A Cheque Holdings Great Britain plc will be held at 8 Baker Street, London, W1M 1DA on 7 June 1999 at 10.30 am for the following purposes:

  1. To consider the financial statements and the reports of the directors and of the auditors for the year ended 31 December 1998.

  2. To re-appoint BDO Stoy Hayward as auditors and authorise the directors to fix their remuneration.



By order of the Board



Ian Salkeld
Secretary


11 May 1999



Note

A member entitled to attend and vote at this meeting may appoint a proxy or proxies to attend and, on a poll, vote instead of him or herself. The proxy need not be a member. Instruments appointing proxies must be lodged at the registered office not less than forty-eight hours before the time fixed for the meeting.

Cash A Cheque Holdings Great Britain plc      Registered number: 3449905

PROXY FORM

APPOINTMENT OF PROXY


I/We                                             of*
Being a member/members of Cash A Cheque Holdings Great Britain plc ("the Company") whose registered office is at 1&2 Regent Square Northampton NN1 2NQ
HEREBY APPOINT,                                       / or the Chairman of the
meeting as my/our proxy to vote for me/us on my/our behalf at the annual general meeting of the Company pursuant to the notice of that meeting to be held on 7 June 1999, and at any adjournment thereof. If you wish your vote to be cast in a particular way please indicate below

Resolutions               For         Against


Resolution 1

Resolution 2


Signed  :

Name/s  :
The Appointer/s**

Dated  :                              1999

Please indicate the number of shares in the capital of the Company registered in your name/s:



* Put only the address of the first of joint members, but any joint member may appoint a proxy.

** Any member of the Company entitled to attend, speak and vote at the above-mentioned meeting may appoint a proxy to attend, speak and, on a poll, vote instead of that member. A proxy may demand, or join in demanding, a poll. A proxy need not be a member of the Company, but must attend the meeting in person to represent you.

Cash A Cheque Holdings Great Britain plc
Interim unaudited consolidated profit and loss account for the nine months ended 31 March 1999
--------------------------------------------------------------------------------

                                                      1999            1999         1999               1998
                                                               Acquisition            Total          Total
                                       Note   (Pounds)'000    (Pounds)'000     (Pounds)'000   (Pounds)'000

Turnover                                 2            2892             189            3081            1192
Cost of sales                                          (19)            (33)            (52)              -
                                                     -----            ----    ------------    ------------

Gross profit                                          2873             156            3029            1192

Distribution expenses                                 (292)             (2)           (294)           (125)
Administrative expenses                              (1916)            (99)          (2015)           (732)
                                                     -----            ----    ------------    ------------

Operating profit                          3            665              55             720             335
Profit on disposal of fixed assets                       -               -               -               -
                                                     -----            ----    ------------    ------------
Profit on ordinary activities
 before interest and other                             665              55             720             335
 income                                              -----            ----    ------------    ------------

Income from interests in
 associated undertakings                                                                 -              35
Income from other investments             6                                             92               5
Interest receivable                                                                     17              18
Interest payable and similar charges      7                                            (30)            (11)
                                                                              ------------    ------------
Profit on ordinary activities
 before taxation                          2                                            799             382

Taxation on profit from
 ordinary activities                      8                                           (248)           (118)
                                                                              ------------    ------------

Profit for the financial year                                                          551             264

Dividends                                 9                                              -            (122)
                                                                              ------------    ------------

Retained profit                          20                                            551             142
                                                                              ============    ============


Cash A Cheque Holdings Great Britain plc

Interim unaudited consolidated balance sheet at 31 March 1999
-------------------------------------------------------------------------------


                                                                  1999
                                           Note      (Pounds)'000     (Pounds)'000
Fixed assets
  Intangible assets                          11                              117
  Tangible assets                            12                             1091
  Investments                                13                               46
                                                                          ------
                                                                            1254
Current assets
  Stocks                                     14               111
  Debtors                                    15              1004
  Cash at bank and in hand                                   1708
                                                           ------
                                                             2823

Creditors: amounts falling due
 within one year                             16             (1023)
                                                           ------

Net current assets                                                          1800
                                                                          ------
Total assets less current liabilities                                       3054

Creditors: amounts falling due
 after more than one year                    17              (400)

Provision for liabilities and charges        18                 -
                                                           ------
                                                                            (400)
                                                                          ------

                                                                            2654
                                                                          ======

Capital and reserves
  Called up share capital                    19                              246
  Share premium account                      20                             1377
  Profit and loss account                    20                             1031
                                                                          ------

Shareholders' funds- equity                  21                             2654

                                                                          ======

Cash A Cheque Holdings Great Britain plc

Interim unaudited company balance sheet at 31 March 1999
--------------------------------------------------------------------------------


                                Note                                          1999                            1999
                                                                          (Pounds)'000                  (Pounds)'000
Fixed assets
  Tangible assets                 12                                                                          82
  Investments                     13                                                                         451

Current assets
  Debtors                         15                                            1212
  Cash at bank and in hand                                                        25

                                                                              ------
                                                                                1237

Creditors: amounts falling due
within one year                   16                                            (103)
                                                                              ------

Net current assets                                                                                          1134
                                                                                                          ------
Total assets less current
 liabilities                                                                                                1667
Creditors: amounts falling due
 after more than one year         17                                                                         (24)
                                                                                                          ------
                                                                                                            1643
                                                                                                          ======

Capital and reserves
  Called up share capital         19                                                                         246
  Share premium account           20                                                                        1377
  Profit and loss account         20                                                                          20
                                                                                                          ======
Shareholders' funds-equity        21                                                                        1643
                                                                                                          ======

Cash A Cheque Holdings Great Britain plc

Interim unaudited consolidated cash flow statement for the nine months ended 31 March 1999
--------------------------------------------------------------------------------

                                           Note                    1999                     1998
                                                            (Pounds)'000      (Pounds)'000        (Pounds)'000         (Pounds)'000

Net cash inflow from operating activities    25                                        582                                      522

Returns on investments and
servicing of finance
  Interest received                                                   17                                    18
  Income from other investments                                       92                                     5
  Interest paid                                                      (13)                                  (10)
  Interest element of finance lease rental payments                  (17)                                   (1)
                                                                   ------                                ------

Net cash inflow from returns on
investment and servicing of finance                                                     79                                       12

Taxation
  UK corporation tax                                                                  (154)                                      (1)


Capital expenditure and fixed asset investments
  Purchase of tangible fixed assets                                                   (404)                                    (388)

  Sale of tangible fixed assets                                                          -                                        -
  Fixed asset investments                                                             (111)                                      (6)


                                                                                    ------                                   ------

                                                                                      (515)                                    (394)


Acquisitions and disposals
  Purchase of subsidiary undertaking         23                     (132)                                    -
                                                                  ------                                ------

Net cash outflow from investing activities                                            (647)                                    (394)

                                                                                    ------                                   ------

Net cash (outflow)/inflow before financing                                            (140)                                     139

Financing
  Issue of ordinary shares                                                             500                                     1000
  Costs of issue of ordinary shares                                                     (1)                                    (118)

  Bank Loans                                                                           237                                        7
  Other loans                                                                          (45)                                     (73)

  Capital element of finance lease
  rental repayments                                                                    (55)                                       -
                                                                                    ------                                   ------

Net cash (outflow)/inflow from financing                                               646                                      816
                                                                                    ------                                   ------

Increase in cash                             26                                        506                                      955
                                                                                    ======                                   ======

Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999
-----------------------------------------------------------------------------

2 Turnover, profit and net assets
                                                 Turnover                 Pre-tax profit                  Net assets
                                            1999          1998          1999          1998           1999           1998
                                    (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000   (Pounds)'000   (Pounds)'000
   Analysis by class of business:
   Financial Services                       2974          1192           785           382           2540           1220
   Product sales                             107             -            14             -            114              -
                                          ------        ------        ------        ------         ------         ------

                                            3081          1192           799           382           2654           1220
                                          ======        ======        ======        ======         ======         ======
   Analysis by geographical market: All turnover, pre-tax profit and net assets relate to activity in the
   United Kingdom.
3 Operating profit
                                                                                                       1999              1998

   Depreciation                                                                                         170               52
   Amortisation of goodwill                                                                              12                1
   Auditors' remuneration - audit services                                                               21                5
   Operating leases                                                                                     213               81
                                                                                                     ======           ======

   Depreciation includes (Pounds)82,000 (1998- (Pounds)33,000) charged on assets held under finance leases and hire purchase contracts.
4 Employees

     The average monthly number of employees of the group during the period, excluding executive directors, was 107 (1998- 44).

    Staff costs for all employees, excluding executive directors, consist of:

                                                                                                         1999             1998
                                                                                                 (Pounds)'000     (Pounds)'000
   Wages and salaries                                                                                     738              203
   Social security costs                                                                                   63               20
                                                                                                       ------           ------
                                                                                                          801              243
                                                                                                       ======           ======

    Further wages costs of (Pounds)10,000 were classified as pre opening costs (1998 (Pounds)nil).


Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
-------------------------------------------------------------------------------


5  Directors
                                                                                               1999             1998
                                                                                        (Pounds)'000    (Pounds)'000

     Emoluments:

       Salaries and taxable benefits                                                            161            101
       Fees                                                                                       4             25
                                                                                             ------         ------

                                                                                                165            126
                                                                                             ======         ======
                                                                                               1999           1998
                                                                                       (Pounds)'000   (Pounds)'000

   Emoluments of:

       Highest paid director                                                                     46             38
                                                                                             ======         ======

6  Income from other investments
                                                                                               1999           1998
                                                                                       (Pounds)'000   (Pounds)'000

   Income from fixed asset investments                                                           61              5
   Other                                                                                         31              -
                                                                                             ======         ======
                                                                                                 92              5
                                                                                             ======         ======


7  Interest payable and similar charges
                                                                                               1999           1998
                                                                                       (Pounds)'000   (Pounds)'000

 Loans repayable wholly or in part within five years                                             13              5
 Interest on finance leases                                                                      17              6
                                                                                             ------         ------
                                                                                                 30             11
                                                                                             ======         ======

Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
--------------------------------------------------------------------------------


8  Taxation on profit from ordinary activities
                                                                                     1999           1998
                                                                             (Pounds)'000   (Pounds)'000

    UK corporation tax at 31% (1998 31%)                                              248            118
                                                                                    =====         ======

    The tax charge for the year has been reduced due to the availability of accelerated capital allowances, for which no deferred tax has been provided.


9      Dividends
                                                                                     1999           1998
                                                                             (Pounds)'000   (Pounds)'000

    No dividend is proposed (1998-(Pounds)122.1222 per A ordinary share).               -            122
                                                                               ============   ==========

10 Profit for the financial year

    The company has taken advantage of the exemption allowed under section 230 of the Companies Act 1985 and has not presented its own profit and loss account in these financial statements. The group profit for the period includes a profit after tax of (Pounds)138,000 (1998 loss of (Pounds)24,000), which is dealt with in the financial statements of the parent company.

11 Intangible assets


    Group                                                                                       Goodwill
                                                                                            (Pounds)'000
    Cost
      At 1 July 1998                                                                                   6
      Additions                                                                                      123
                                                                                                     ---

      At 31 March 1999                                                                               129
                                                                                                     ___
   Amortisation
      At 1 July 1998                                                                                   -
      Provision for year                                                                              12
                                                                                                     ---

      At 31 March 1999                                                                                12
                                                                                                     ---
    Net book value

      At 31 March 1999                                                                               117
                                                                                                     ===

Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
-------------------------------------------------------------------------------

11 Intangible assets (Continued)

    On 16 July 1998 the company acquired 100% of the share capital of A E Osborne & Sons Limited. Details of the consideration and net assets acquired are shown in note 23. Goodwill of (Pounds)17,000 arose on the acquisition.

    In addition (Pounds)106,000 was paid for part of the business of a trading partner. No tangible assets were acquired.




12  Tangible assets

                                                          Improvements   Fixtures
Group                                                      to short         and         Motor
                                            Freehold      leasehold      fittings     vehicles       Computers     Total
  (Pounds)'000                            (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000   (Pounds)'000
Cost or valuation

At 30 June 1998                                -              89           455           40               205           789
Additions                                      -              71           319            -                90           480
Subsidiary undertaking acquired                95              -            27           29                19           170
Disposals                                      -               -            -             -                -              -
                                               --            ---           ---         -----            -----         -----
 At 31 March 1999                              95            160           801           69               314          1439
                                               --            ---           ---         ------           -----         -----

Depreciation

At 30 June 1998                                -               6            49            4                84           142
Provision for year                             -              14            74           13                69           170
Subsidiary undertaking acquired                -               -            18            1                17            36
Disposals                                      -               -            -             -                 -             -
                                               --            ---           ---         ----             -----           ---
 At 31 March 1999                              -              20           141           18               170           348
                                               --            ---           ---         ----             -----           ---
Net book value

 At 31 March 1999                              95            140           660           51               144          1091
                                              ===           ====          ====         ====             =====          ====

Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
--------------------------------------------------------------------------------

12 Tangible assets (Continued)

                                   Fixtures
         Company                     and             Motor
                                   fittings        vehicles      Computers         Total
                                 (Pounds)'000     (Pounds)'000   (Pounds)'000   (Pounds)'000

    Cost or valuation
      At 30 June 1998                    -             29             14             43
      Additions                          3              -             58             61
      Disposals                          -              -              -              -
                                     -----         ------         ------         ------
      At 31 March 1999                   3             29             72            104
                                     -----         ------         ------         ------

    Depreciation
      At 30 June 1998                    -              2              1              3
      Provision for year                 -              5             11             16
      Disposals                          -              -              -              -
                                     -----         ------         ------         ------
      At 31 March 1999                   -              7             12             19
                                     -----         ------         ------         ------
    Net book value

      At 31 March 1999                   3             22             60             85
                                     =====         ======         ======         ======


Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
-------------------------------------------------------------------------------

12 Tangible assets (Continued)

    Freehold Land and buildings are stated at:

                                                                  1999
                                                          (Pounds)'000
      Open market value  - 1998                                     95
                                                               =======
    The historical cost of  freehold land and buildings is:


      Historical cost net book value                                20

      Contracted but not provided for                                -
                                                               =======

    The group's freehold land and buildings, which are in the ownership of A E Osborne & Sons Limited, were revalued as at the date of acquisition (see note 23) by Jackson-Stops & Staff, Chartered Surveyors, at open market value. The surplus arising of (Pounds)75,000 (company -(Pounds)Nil) has been credited to the revaluation reserve in the accounts of A E Osborne & Sons Limited. All other tangible assets are stated at historical cost.

    The net book value of tangible fixed assets for the group includes an amount of (Pounds)125,000 in respect of assets held under finance leases and hire purchase contracts. The company had (Pounds)32,000 assets held under such leases at the period end.

Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
--------------------------------------------------------------------------------

13 Fixed asset investments

   Group

    During the year an agreement was entered into with a former associate company, Cash A Cheque (South) Limited, whereby the group is entitled to receive a % commission on turnover. The group holds 25.1% of the ordinary shares of the investment. However, the group does not have significant influence over the operations of Cash A Cheque (South) Limited and, accordingly, the investment has been shown as a trade investment. The investment is recorded at the value to the group at the date the company ceased to be an associate.

    The aggregate capital and reserves of the undertaking at its year end, 31
    December 1998, were (Pounds)102,000    and the company made a profit before
    tax for the year of  (Pounds)111,000.


                                                 Company
                                                  1998
                                               (Pounds)000
    Cost

    Additions in period
      Cash A Cheque (GB) Limited                       122
      Cash A Cheque Great Britain Limited              100
      A E Osborne & Sons Limited                       229
      C C Financial Services Limited                     -
                                                      ----

    At 31 December 1998                                451
                                                      ====

    The following were subsidiary undertakings at 31 March 1999 and have all been included in the consolidated financial statements:


                                                                   Proportion of
                                              Country of          voting rights
                                             incorporation        and ordinary
Name                                        of registration    share capital held    Nature of business
   Cash A Cheque (GB) Limited                  England               100%             Commission agents
   Cash A Cheque Great Britain Limited         England               100%             Commission agents
   A E Osborne & Sons Limited                  England               100%             Pawnbroking
   C C Financial Services Limited              England               100%             Mobile phone sales


Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
-------------------------------------------------------------------------------


14   Stocks
                                                               Group           Company
                                                                1999              1999
                                                        (Pounds)'000      (Pounds)'000
 Brochures and stationery                                         33                 -
 Finished goods and goods held for resale                         78
                                                              ------           -------
                                                                 111                 -
                                                              ======           =======

15   Debtors                                                   Group           Company
                                                                1999              1999
                                                        (Pounds)'000      (Pounds)'000
 Trade debtors                                                   553                 -
 Amounts due from group undertakings                               -              1210
 Prepayments and accrued income                                   93                 1
 Other debtors                                                   358                 1
                                                               -----             -----
                                                                1004              1212
                                                              ======             =====
 All amounts fall due for payment within one year.


16   Creditors: amounts falling due within one year

                                                              Group            Company
                                                               1999               1999
                                                        Pounds)'000       (Pounds)'000
 Bank loans and overdrafts (secured) (see note 17)              103                 19
 Trade creditors                                                 71                 18
 Amounts due to group undertakings                                -                  -
 Other                                                          398                  -
 Tax and social security creditor                                32                 13
 Corporation tax                                                246
 Obligations under finance leases
   and hire purchase contracts                                   25                  3
 Accruals and deferred income                                   148                 50
                                                             ------             ------
                                                               1023                103
                                                             ======             ======


Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
--------------------------------------------------------------------------------

17 Creditors:  amounts falling due after more than one year


                                                            Group          Company
                                                             1999             1999
                                                     (Pounds)'000     (Pounds)'000
 Bank Loans                                                   279               -
 Obligations under finance leases
   and hire purchase contracts                                121              24
                                                            -----           -----
                                                              400              24
                                                           ======           =====

 The bank loans and overdrafts attract interest at commercial rates and are secured by a floating charge over the assets of the group and the company.
 Bank loans are due as follows:                             Group          Company
                                                             1999             1999
                                                     (Pounds)'000     (Pounds)'000
  Within one to two years                                      41                -
  Within two to five years                                    253                -
                                                            -----            -----
                                                              294                -
                                                            =====            =====

  Obligations under finance leases and hire purchase contracts are due as follows:

                                                            Group          Company
                                                             1999             1999
                                                     (Pounds)'000     (Pounds)'000

  Within one to two years                                      50                6
  Within two to five years                                     71               18
                                                            -----            -----
                                                              121               24
                                                            =====            =====


Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
-------------------------------------------------------------------------------

18 Provisions for liabilities and charges


Deferred taxation
                                    Unprovided                        Provided
                                1999          1998              1999           1998
                            (Pounds)'000  (Pounds)'000      (Pounds)'000   (Pounds)'000
Group
 Capital allowances                75                            -
                              ==========    ==========      ===========     ===========

                             Unprovided                       Provided
                                 1999                         1999
                             (Pounds)'000                   (Pounds)'000
Company

 Capital allowances                 2                             -
                              =========                     ===========

     No provision has been made for any taxation that would arise if freehold property (see note 12) were to be sold at its current value (estimated potential liability (Pounds)20,000).

19   Share capital
                                                                         1999
                                                                   (Pounds)'000
     Authorised

       2627778 A ordinary shares of 10p each                                 263
       222222 B ordinary shares of 10p each                                   22
                                                                           =====
                                                                             285
     The A and B ordinary shares rank pari-passu.                          =====

                                                                          1999
                                                                    (Pounds)'000
     Allotted, called up and fully paid

       2239613 A ordinary shares of 10 p each                                224
       222222  B ordinary shares of 10 p each                                 22
                                                                           =====
                                                                             246
                                                                           =====



Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
--------------------------------------------------------------------------------


19 Share capital (Continued)

   Ordinary shares of 10p each
                                                                                 Number        (Pounds)'000
    In issue at 30 June 1998                                                    2222222                 222
    Issued during the period                                                     239613                  24
                                                                                -------            --------
    In issue at 31 March 1999                                                   2461835                 246
                                                                                =======            ========


   Movements in period and reasons for share issue
                                                                              A Ordinary           B Ordinary
  Issued for cash on 21 July 1998                                                193237                  -
  Acquisition of A E Osborne & Sons Limited on 16 July 1998                       46376                  -
                                                                              ---------            ---------
                                                                                 239613                  -
                                                                              =========             --------

 Share options

At 31 March 1999 the following share options were outstanding in respect of the A ordinary shares:


                                                                           Exercise
         Date of             Number of                                     Price per
         grant               shares          Period of option               share
     21 July 1998            241546     5 years from date of grant       (Pounds)2.5875

    During the year no share options were exercised.

Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
--------------------------------------------------------------------------------

20 Reserves

                                                 Share          Profit
                                                premium        and loss
                                                account        account
                                              (Pounds)'000   (Pounds)'000
    Group

      At 30 June 1998                                  782            480
      Profit for the year                                -            551
      Arising on shares issued in year                 595              -
                                                      ----           ----

      At 31 March 1999                                1377           1031
                                                      ====           ====

    Company

      At 30 June 1998                                  782           (118)
      Profit for the period                              -            138
      Arising on shares issued in period               595              -
                                                      ----           ----

      At 31 March 1999                                1377             20
                                                      ====           ====


    The amount of unprovided deferred taxation relating to revaluation surpluses is shown in note 18.


21 Reconciliation of movements in shareholders' funds


                                                            Group             Company
                                                             1999                1999
                                                     (Pounds)'000        (Pounds)'000
   Issue of ordinary shares-nominal value                      24                  24
     Share premium                                            596                 596
     Costs of issue                                            (1)                 (1)
     Profit for the year                                      551
     Dividends                                                 -
     -                                                -----------          ----------
    Net addition to shareholders' funds                      1170                 757
    Opening shareholders' funds                              1484                 886
                                                      -----------           ---------
    Closing shareholders' funds                              2654                1643
                                                      ===========           =========


Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
-------------------------------------------------------------------------------

22 Contingent liabilities

     The company has provided guarantees of loans and bank facilities of its UK subsidiary undertakings. At the period end the liabilities covered by these guarantees totalled (Pounds)88,000.

24 Commitments under operating leases

    As at 31 March 1999, the group had annual commitments under non-cancellable operating leases as set out below:


                                                       1999
                                          Land and
                                         buildings       Other           Other
                                       (Pounds)'000    (Pounds)'000    (Pounds)'000

Operating leases which expire:
 Within one year                              34              -                 -
 In two to five years                        269              -                 -
 After five years                             85              -                 -
                                       ---------        ----------       --------
                                             338              -                 -
                                       =========        ==========       ========

25 Reconciliation of operating profit to net cash inflow from operating activities


                                                       1999            1998
                                                   (Pounds)'000    (Pounds)'000

    Operating profit                                        720             335
    Depreciation                                            170              52
    Amortisation of pre opening costs                       123               7
    Amortisation of intangible assets                        12               0
    Decrease/(increase) in stocks                           (93)             (9)
    Decrease/(increase) in debtors                         (673)             (3)
    (Decrease)/increase in creditors                        323             140
                                                           ----            ----

    Net cash inflow from operating activities               582             522
                                                           ====            ====

Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
--------------------------------------------------------------------------------

26 Reconciliation of net cash flow to movement in net debt


                                                                                    1999            1998
                                                                            (Pounds)'000    (Pounds)'000
 Increase/(decrease) in cash in the year                                             506             955
 Cash inflow from (increase)/decrease in debt and lease financing                   (161)              7
                                                                                   -----            ----

 Change in net debt resulting from cash flows                                        345             962
 Loans and finance leases acquired with subsidiary undertakings                      (45)              -
 New finance leases                                                                  (76)            (54)
                                                                                   ------          -----

 Movement in net debt in year                                                        224             908

 Net cash/(debt) at beginning of year                                                858             100
                                                                                   ------          -----
 Net cash/(debt) at end of year                                                     1182            1008
                                                                                   ======         ======


27 Analysis of net debt                                      June          Cash           Acquired          Other
                                                             1998         flows        on acquisition      non cash         1999
                                                     (Pounds)'000     (Pounds)'000      (Pounds)'000     (Pounds)'000  (Pounds)'000
 Cash at bank and in hand                                    1203             497                 8               -            1708
 Overdrafts                                                   (89)             32               (31)              -             (88)

                                                         --------        --------        ----------        --------       ---------
                                                             1114             529               (23)              -            1620
                                                         ========        ========        ==========        ========       =========

 Borrowings due after one year                                (43)           (239)               (9)             13            (278)

 Borrowings due within one year                               (13)             23               (12)            (13)            (15)

 Finance leases                                              (100)            (21)              (24)              -            (145)

                                                         --------        --------        ----------       ---------       ---------

                                                             (156)           (237)              (45)              -            (438)

                                                         ========        ========        ==========       =========       =========
 Total                                                        958             292               (68)              -            1182
                                                         ========        ========        ==========       =========       =========

Cash A Cheque Holdings Great Britain plc

Interim unaudited notes forming part of the financial statements for the nine months ended 31 March 1999 (Continued)
--------------------------------------------------------------------------------


28  Cash flows relating to acquisitions and disposals
                                                                 Acquisitions                        Disposals
                                                                 (Pounds)'000                       (Pounds)'000
    Operating cash flows                                               11                               -
    Returns on investments and servicing of finance                    (2)                              -
    Taxation                                                           (8)                              -
    Financing                                                          25                               -
                                                                 ------------                       ------------
    Net cash inflow                                                    26                               -
                                                                 ============                       ============


29 Major non cash transactions

    During the period the group entered into finance lease arrangements in respect of assets with a total capital value at the inception of the leases of (Pounds)76,000 (1998-(Pounds)53,000).

30 Events since 31 March 1999

    On 7 July 1999, the Company entered into an agreement for the sale and purchase of shares with Dollar Financial UK Limited, an United Kingdom corporation, and Dollar Financial Group, an United States corporation.

31 Differences between United Kingdom Generally Accepted Accounting Principles ("UK GAAP") and United States Generally Accepted Accounting Principles ("US GAAP")

    The accompanying financial statements have been prepared in accordance with UK GAAP, and are presented in British Pounds. The accounting policies of the Company comply, with all material aspects, with US GAAP as of 31 March, 1999 and therefore the financial results would not be materially different if prepared in accordance with US GAAP.

        UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited condensed consolidated pro forma balance sheet as of March 31, 1999 and the unaudited condensed consolidated pro forma statements of operations for the nine months ended March 31, 1999 and for the year ended June 30, 1998 set forth herein give effect to the acquisition by Dollar Financial Group, Inc. ("Company" or "DFG") of Cash A Cheque Holdings Great Britain LTD. ("CAC") on July 7, 1999, Instant Cash Loans, LTD. ("ICL") on February 10, 1999 and to the acquisition by National Money Mart Company, a subsidiary of the Company, of Calgary Money Mart Partnership ("Calgary") on February 17, 1999 (collectively the "Acquisitions"). The unaudited condensed consolidated pro forma balance sheet assumes the acquisition of CAC occurred on March 31, 1999. The unaudited condensed consolidated pro forma statements of operations for the nine months ended March 31, 1999 and the year ended June 30, 1998 assume that these Acquisitions had occurred as of the beginning of the periods presented. See notes to the unaudited condensed consolidated pro forma financial statements for further explanation of these transactions.

     The unaudited condensed consolidated pro forma financial statements are not necessarily indicative of what the Company's results of operations and balance sheet would have been had the Acquisitions been consummated at the indicated dates, nor are they indicative of the Company's results of operations and balance sheet of any future period.

     For convenient translation purposes, an exchange rate of $1.00=(Pounds).6020 has been utilized in connection with the acquisition of CAC and ICL, which are United Kingdom corporations, and $1.00=C$1.5344 has been utilized in connection with the acquisition of Calgary, which is a Canadian partnership. For purposes of translating CAC's and ICL's operating results for the year ended June 30, 1998, an average exchange rate of $1.00=(Pounds).6073 has been used; for purposes of translating CAC's and ICL's operating results for the nine months ended March 31, 1999, an average exchange rate of $1.00=(Pounds).6007 has been used. For purposes of translating Calgary's operating results for the year ended June 30, 1998, an average exchange rate $1.00=C$1.4170 has been used; for purposes of translating Calgary's operating results for the nine months ended March 31, 1999, an average exchange rate of $1.00=C$1.5281 has been used.

                         DOLLAR FINANCIAL GROUP, INC.
                       UNAUDITED CONDENSED CONSOLIDATED
                            PROFORMA BALANCE SHEET
                                MARCH 31, 1999
                                (In thousands)

                                                      Historical(b)
                                                   ------------------

                                                                                            Pro Forma                 Pro Forma
                                                             DFG              CAC        Adjustments(a)                Combined
                                                   ----------------------------------------------------           ----------------
Assets
Cash and cash equivalents                                  $ 55,520          $2,691            (4,000)                  $ 54,211
Accounts receivable                                          19,457           1,070                                       20,527
Property and equipment, net                                  10,326           1,812                                       12,138
Intangible assets                                           107,585             201             8,091                    115,877
Prepaid expenses and other assets                             3,591             846                                        4,437
                                                   --------------------------------------------------             --------------
   Total assets                                            $196,479          $6,620           $ 4,091                   $207,190
                                                   ==================================================             ==============

Liabilities and shareholder's equity
Accounts payable and accrued expenses                      $ 27,916          $1,387                                     $ 29,303
Revolving credit facilities                                   4,416               0           $ 8,500                     12,916
Long-term debt                                              130,021             824                                      130,845
Shareholder's equity                                         34,126           4,409            (4,409)                    34,126
                                                   --------------------------------------------------             --------------
   Total liabilities and shareholder's equity              $196,479          $6,620           $ 4,091                   $207,190
                                                   ==================================================             ==============

                          DOLLAR FINANCIAL GROUP, INC.
              UNAUDITED CONDENSED COMBINED CONSOLIDATED PRO FORMA
                            STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1999
                                 (In thousands)

                                          Historical(b)
                                          ------------
                                                                                       Adjustments                 Pro Forma
                                                            (c)      (d)                  for                        as
                                                 DFG        ICL     Calgary    CAC    Acquisitions                 Adjusted
                                          --------------------------------------------------------              --------------
Revenues                                       $88,329     $3,874    $1,375   $5,207       $  (266) (f),(l)            $98,519

Store and regional expenses:
    Salaries and benefits                       26,005        548       214    1,232           (15) (f)                 27,984
    Occupancy                                    7,069        263        73      492                                     7,897
    Depreciation                                 1,543        110        11      397                                     2,061
    Other                                       17,026      1,020       166    1,135           (13) (f)                 19,334
                                          --------------------------------------------------------              --------------
Total store and regional expenses               51,643      1,941       464    3,256           (28)                     57,276
Corporate expenses                               9,852        536        53      586           (97) (g)                 10,930
Loss on store closings and sales                    75          0         0        0             0                          75
Other depreciation and amortization              4,217         35         0       28           523  (h)                  4,803
Recapitalization costs                           2,551          0         0        0             0                       2,551
Non-cash compensation                           10,024          0         0        0             0                      10,024
Interest expense                                12,457         98         0       21         1,626  (i)                 14,202
                                          --------------------------------------------------------              --------------
(Loss) income before income taxes               (2,490)     1,264       858    1,316        (2,290)                     (1,342)
Income tax provision                             1,694        511         0      408           (23) (j)                  2,590
                                          --------------------------------------------------------              --------------
(Loss) income before extraordinary item         (4,184)       753       858      908        (2,267)                     (3,932)
Extraordinary loss on debt extinguishment
 (net of income tax benefit of $45)                 85          0         0        0                                        85
                                          --------------------------------------------------------              --------------
Net (loss) income                              $(4,269)    $  753    $  858   $  908       $(2,267)                    $(4,017)
                                          ========================================================              ==============

Pro forma adjusted EBITDA (k)                                                                                         $ 32,461
                                                                                                                ==============

                          DOLLAR FINANCIAL GROUP, INC.
                   UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                            STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1998
                                 (In thousands)

                                      Historical(e)
                                      ------------
                                                                                 Adjustments                 Pro Forma
                                                                                     for                        as
                                           DFG         ICL    Calgary    CAC     Acquisitions                Adjusted
                                    ---------------------------------------------------------             --------------
Revenues                               $111,185     $4,801    $1,936    $3,117        $  (442) (f),(l)          $120,597

Store and regional expenses:
    Salaries and benefits                33,670        733       303       874            (36) (f)                35,544
    Occupancy                             9,656        293       104       234                                    10,287
    Depreciation                          2,018         94        14       135                                     2,261
    Other                                24,002      1,148       225       746            (25) (f)                26,096
                                    ---------------------------------------------------------              -------------
Total store and regional expenses        69,346      2,268       646     1,989            (61)                    74,188
Corporate expenses                       12,462        642        85       374           (167) (g)                13,396
Loss on store closings and sales             45          0         0         0                                        45
Other depreciation and amortization       4,776         40         0       (12)           788  (h)                 5,592
Interest expense                         12,945         86         0       (23)         2,545  (i)                15,553
Writedown of goodwill                    12,870          0         0         0                                    12,870
                                    ---------------------------------------------------------             --------------
(Loss) income before income taxes        (1,259)     1,765     1,205       789         (3,547)                    (1,047)
Income tax provision                      5,538        550         0        35            106  (j)                 6,229
                                    ---------------------------------------------------------             --------------
Net (loss) income                      $ (6,797)    $1,215    $1,205    $  754        $(3,653)                  $ (7,276)
                                    =========================================================             ==============

Pro forma adjusted EBITDA (k)                                                                                   $ 35,405
                                                                                                          ==============

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED

                        PRO FORMA FINANCIAL STATEMENTS


Acquisitions

The acquisition of CAC for approximately $12.5 million was funded through excess internal cash and the Company's revolving credit facility. The acquisition was accounted for under the purchase method of accounting.

The acquisition of ICL for approximately $11.4 million was funded solely with the issuance of the Company's 10 7/8% Senior Subordinated Notes due 2006. The acquisition was accounted for under the purchase method of accounting.

The acquisition of Calgary for approximately $5.6 million was also funded solely with the issuance of the Company's 10 7/8% Senior Subordinated Notes due 2006 and was accounted for under the purchase method of accounting.

The proforma results of operations adjustments for the nine months ended March 31, 1999 and for the year ended June 30, 1998 are those necessary to reflect the Company's results of operations as if the Acquisitions had taken place as of the beginning of the periods presented.

The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma financial statements are provided for informational purposes only and are not necessarily indicative of the Company's results of operations that would actually have been obtained had such Acquisitions been completed as of the beginning of the periods presented, or that may be obtained in the future.

Notes

(a) Represents the recording of assets and liabilities of CAC under the purchase method of accounting as though the acquisition had occurred on March 31, 1999. These amounts include recording the excess of cost over the fair value of net assets acquired (goodwill).

(b) Represents the historical consolidated financial statements of the Company as of and for the nine months ended March 31, 1999 which include the periods after the acquisitions of ICL and Calgary beginning February 10, 1999 and February 17, 1999, respectively.

(c) Represents results of operations for ICL from July 1, 1998 through February 10, 1999, the date of acquisition.

(d) Represents results of operations for Calgary from July 1, 1998 through February 17, 1999, the date of acquisition.

(e) Represents the historical consolidated statement of operations of the Company for the year ended June 30, 1998.

(f) Represents the revenues of the pawn brokering segment of ICL, (which was not purchased by the Company) of $78,000 and $226,000 for the nine months ended March 31, 1999 and the year ended June 30, 1998, respectively. Also, reflects the salaries and benefits and other expenses of the pawn brokering segment of ICL of $15,000 and $13,000 for the nine months ended March 31, 1999, and $36,000 and $25,000 for the year ended June 30, 1998, respectively.

(g) Reflects the management fees paid to former officers for ICL and Calgary of $58,000 and $39,000, respectively for the nine months ended March 31, 1999 and $82,000 and $85,000, respectively for the year ended June 30, 1998.

(h) Reflects an increase in amortization expense in excess of historical amounts as a result of the aggregate excess of the purchase price over the fair value of identifiable net assets, or goodwill, of approximately $23.6 million, amortized using the straight line method over a useful life of thirty years, resulting in additional amortization of $523,000 and $788,000 for the nine months ended March 31, 1999 and the year ended June 30, 1998, respectively.

(i) Reflects an adjustment in excess of historical amounts for interest expense of $1.6 million and $2.5 million for the nine months ended March 31, 1999 and the year ended June 30, 1998, respectively, through the issuance of the Company's 10 7/8% Senior Subordinated Notes Due 2006 and the related increase of the borrowings on the Company's credit facility.

(j) Represents the income tax impact of the Acquisitions as if the acquired companies were wholly owned by the Company for the nine months ended March 31, 1999 and for the year ended June 30, 1998, based on the Company's estimated tax rate of 34%, after giving effect to the pro forma adjustments including the non-deductible amortization of intangible assets (goodwill). The pro forma adjustment is less than the statutory rate of 34% due to non deductible amortization of intangible assets, interest expense from the issuance of the Company's 10 7/8% Senior Subordinated Notes Due 2006, and a provision for income taxes on the historical results of Calgary which was previously elected to be taxed as a partnership, for which no income taxes were provided in Calgary's historical statement of net earnings.

(k) Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, noncash charges, recapitalization costs and loss on store closings and sales. Adjusted EBITDA does not represent cash flows as defined by generally accepted accounting principles and does not necessarily indicate that cash flows are sufficient to fund all of the Company's cash needs. Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), cash flows from operating activities, or other measures of liquidity determined in accordance with generally accepted accounting principles. Not all companies calculate EBITDA in the same fashion and therefore may not be comparable to other similarly titled measures of other companies.

(l) Increase in returned items from post-dated checks due to the elimination of the use of check guarantee cards. During the nine months ended March 31, 1999 and the year ended June 30, 1998, ICL was protected from returned items for any check under (Pounds)1,500 by the issuing bank when a check guarantee identification was presented. This protection was eliminated and the charge, had this change been effective as of the beginning of the periods presented, is approximately $188,000 and $216,000 for the nine months ended March 31, 1999 and the year ended June 30, 1998, respectively.